Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated April 15, 2013, with respect to the consolidated financial statements included in the Annual Report of Standard Gold Holdings, Inc. on Form 10-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statement of Standard Gold Holdings, Inc. on Form S-8 (File No. 333-171906 effective January 27, 2011).

Moquist Thorvilson Kaufmann LLC
Edina, Minnesota
April 15, 2013